UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2026

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

(a) Trademark License Agreement between the Company and NorthStrive Companies Inc.

On August 27, 2026, PMGC Holdings Inc. (the “Company”) entered into a Trademark License Agreement (“Trademark License Agreement”) with NorthStrive Companies Inc., a California corporation wholly owned by the Company’s Chairman, Braeden Lichti (“NorthStrive Companies”). Under the Trademark License Agreement, NorthStrive Companies granted a limited, non-exclusive, non-transferable, revocable, and royalty-free license (“License”) to the Company to use the NorthStrive Marks (as defined below). Subject to the terms of the Trademark License Agreement, including, amongst other things, NorthStrive Companies’ approval, the Company may allow its operating subsidiaries to use the NorthStrive Marks. As consideration for the License, the Company agreed to pay a license fee of $1.00 to NorthStrive Companies, subject to additional royalty or fee terms under the Trademark License Agreement. The term of the Trademark License Agreement is five (5) years, unless earlier terminated thereunder, such term commencing on the date of the Trademark License Agreement.

“NorthStrive Marks” means name and trademark “NorthStrive”, together with all related trademarks, service marks, trade names, logos, applications, registrations, and associated goodwill used or owned by NorthStrive Companies.

The foregoing description of the Exchange Agreement does not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Trademark License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b) Exchange Agreement with Streeterville Capital LLC

On August 21, 2026, the Company entered into an Exchange Agreement (“Exchange Agreement”) with Streeterville Capital LLC (“Streeterville”). Under the Exchange Agreement, the Company and Streeterville will partition a new Secured Pre-Paid Purchase in the original amount of $8.00 (“Partitioned Amount”) from that certain Secured Pre-paid Purchase # 2 in the original principal amount of $3,278,700 (“Second Pre-Paid Purchase”) issued under that certain Securities Purchase Agreement dated September 23, 2025 between the Company and Streeterville. As a result of this partition, the balance of the Secured Pre-paid Purchase will be reduced by an amount equal to the Partitioned Amount. Further, the Company and Streeterville will exchange the Second Pre-Paid Purchase for 80,000 shares of the Company’s common stock, par value $0.0001 per share (such common stock, “Common Stock”), and such 80,000 shares of Common Stock being exchanged, the “Exchange Shares”). Streeterville agreed to surrender the Second Pre-paid Purchase to the Company and the Company agreed to issue to Streeterville Capital the Exchange Shares upon execution of the Exchange Agreement. Upon surrender, the Second Pre-Paid Purchase will be solely evidenced by the Exchanged Shares, and the parties agreed that the outstanding balance of the Second Pre-Paid Purchase immediately following the reduction of the Partitioned Amount is $1,071,339.8. At such time as the outstanding balance on the Second Pre-Paid Purchase is zero and the Commitment Period (as defined in the Securities Purchase Agreement) has ended, the Company may repurchase the Exchange Shares upon a written request delivered to the Company after the later of both such events, and within thirty Trading Days of such written request from the Company. Then, Streeterville will deliver to the Company a number of shares of Common Stock equal to the number of Exchange Shares, and the Company will pay Streeterville $0.0001 for each such Exchange Share prior to Streeterville’s delivery of such shares. The parties agreed to customary representations and warranties for transactions of this type. Capitalized terms set forth herein but not otherwise defined have the meanings set forth in the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Previously, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Certificate of Amendment”), to effect a 1-for-10 reverse stock split (the “Split”) of the shares of the Company’s authorized, issued, and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), such Split to be effective on Augus 21, 2026 at 12:00 a.m. Eastern Standard Time (the “Effective Time”).

The Certificate of Amendment provided that at the Effective Time, every ten (10) shares of the Company’s issued and outstanding Common Stock would be automatically combined, without any action on the part of the holder thereof, into one (1) share of Common Stock. The Certificate of Amendment also provided that the Company’s authorized shares of capital stock would be 508,333,334 shares, comprised of 8,333,334 shares of Common Stock and 500,000,000 shares of preferred stock, par value $0.0001 per share.

The Common Stock began trading on a Split-adjusted basis on The Nasdaq Capital Market when the market opened on August 21, 2026. The trading symbol for the Common Stock remained “ELAB” after the Split. The Common Stock was assigned a new CUSIP number (73017P607) following the Split.

The Split had no effect on the par value of the Common Stock. No fractional shares were issued in connection with the Split and stockholders received one share of Common Stock in lieu of a fractional share.

To reflect the Split, the Company proportionally adjusted the number of shares of Common Stock (i) underlying its outstanding stock awards, (ii) underlying its outstanding options, (iii) reserved under its equity incentive plan, (iv) underlying its outstanding warrants, and (v) proportionally adjusted the exercise price of its outstanding warrants.

A copy of the Certificate of Amendment is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 25, 2026,the Company issued a press release announcing the Company’s entry into the Term Sheet further described in Item 8.01 below. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 26, 2026, the Company issued a press release announcing the termination of a previously disclosed acquisition of a 76% controlling interest in a privately held Arizona-based precision machining and contract manufacturing company.. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

Non-Binding Term Sheet with Orbit2Orbit Inc.

On August 21, 2026, PMGC Holdings Inc. (the “Company”) entered into a non-binding term sheet (“Term Sheet”) with Orbit2Orbit Inc., a corporation headquartered in Australia (“Orbit2Orbit”). The Term Sheet contemplates three transactions:

The first transaction involves NorthStrive Biosciences, Inc., a wholly owned subsidiary of the Company (“NorthStrive Biosciences), agreeing with Orbit2Orbit for the collaboration on the development and use of a live-animal research capability (“Mice2Space”) using Orbit2Orbit’s platform. Mice2Space will support independent mouse studies conducted, and NorthStrive Biosciences’ participation will focus on administering its EL-22/EL-32 therapeutic candidates to evaluate muscle retention and body composition outcomes in microgravity compared to Earth-based controls. This program will involve Orbit2Orbit undertaking design, development, prototyping and engineering of Mice2Space and NorthStrive Biosciences leading the design, execution, and analysis of its own experimental study. Orbit2Orbit will support preliminary testing activities but will not be responsible for the formation or scientific execution of NorthStrive Bio’s experiment. Orbit2Orbit will be responsible for the design and development of the Mice2Space payload enclosure prototype and associated engineering systems. A&B Aerospace, Inc., another wholly owned subsidiary of the Company (“A&B Aerospace”), will support manufacture of the final flight hardware in the United States and conduct the required pre-flight environmental testing and qualification activities, as further detailed in the description of the second transaction below.

The second transaction contemplates A&B Aerospace, or such other machining subsidiary as the Company may designate, entering into a future definitive agreement, such as a Service Agreement or Long-Term Agreement, with Orbit2Orbit, to serve as Orbit2Orbit’s preferred U.S.-based manufacturing partner. Under such definitive agreement, A&B Aerospace is expected to provide precision machining, fabrication, and manufacturing services for Orbit2Orbit’s prototypes, flight hardware, spacecraft components, payload interfaces, ground support equipment, and such other products and assemblies as may be mutually agreed upon, including final products for the Mice2Space program described in the first transaction. A&B Aerospace will also support Orbit2Orbit with the transportation and logistics required to move Mice2Space payload hardware to applicable qualification and testing facilities for pre-flight environmental testing. The term, services, consideration, and other commercial terms of the definitive agreement will be as mutually agreed upon by the parties and set forth in a definitive agreement.

The third transaction involves the Company’s anticipated subscription for CAD $200,000.00 worth of common shares, pursuant to Orbit2Orbit’s current private placement financing, at a subscription price of CAD $0.80 per share, in connection with Orbit2Orbit’s proposed Canadian Securities Exchange listing through a Reverse Takeover transaction.

The closing of the three transactions is subject to certain customary closing conditions, including, but not limited to, the completion of due diligence by the parties and execution of definitive documents pertaining to the applicable transaction.

The Term Sheet is non-binding and does not obligate the Company or any other party to consummate the transactions contemplated thereby. There can be no assurance that the proposed transactions will be consummated, or that any definitive agreement relating to the proposed transactions will be entered into. The consummation of the proposed transactions is subject to the negotiation and execution of definitive agreements and the satisfaction or waiver of a number of customary closing conditions, including, among other things, applicable regulatory approvals and other conditions customary for transactions of this nature. Accordingly, the proposed transactions may not be consummated on the terms described in the term sheet, or at all.

The foregoing description of each of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Term Sheet.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment filed effective August 21, 2026.
10.1	Trademark License Agreement between the Company and NorthStrive Companies Inc. dated August 27, 2026.
10.2	Exchange Agreement between the Company and Streeterville Capital, LLC dated August 21, 2026.
99.1	Press Release dated August 25, 2026
99.2	Press Release dated August 26, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2026

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

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